UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2021, the Board of Directors of National Bank Holdings Corporation (the “Company”) appointed Patrick Sobers as a director of the Company, effective as of August 1, 2021. Mr. Sobers will not serve on any committee of the Board at this time.

From November 2016 until his retirement in June 2021, Mr. Sobers served as Executive Vice President, Head of Business and Consumer Banking of NBH Bank, the Company’s wholly-owned subsidiary (the “Bank”) and as President of Community Banks of Colorado, a division of the Bank. Mr. Sobers was previously the Executive Vice President, Head of Small Business and Consumer Banking for the Bank’s Community Banks of Colorado and Hillcrest Bank divisions since 2012 and 2015, respectively. Mr. Sobers has also served as a member of the Bank’s board of directors since 2017. Mr. Sobers has over 30 years of experience in the financial services industry. Prior to joining the Bank in 2012, he held several leadership positions at Bank of America, including: the Southeast Region’s Consumer Banking Executive; Customer Service and Solutions Executive; Premier Banking and Investments Regional Executive for Florida and Georgia (now Merrill Lynch Wealth Management); and as Tampa Market President. Mr. Sobers has been very active in the communities where he has resided, serving on the boards of numerous civic and charitable organizations. He is currently a member of the Foundation Board of the Moffitt Cancer Center, and he is the Treasurer for Third Way Center, as well as a member of its Board.

Mr. Sobers will participate in the Company’s standard director compensation program, which will be prorated in his first partial service year. The program generally in effect for this year is described in “Director Compensation” in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 29, 2021.

The Company expects Mr. Sobers to enter into the standard director indemnification agreement that the Company has with its directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.6 to the Company’s Form S-1 Registration Statement (Registration Statement No. 333-177971), filed on September 10, 2012.

The press release issued by the Company is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated July 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Angela N. Petrucci
Name: Angela N. Petrucci Title: Chief Administrative Officer & General Counsel
Date: July 22, 2021